EXHIBIT 12.1

CERTIFICATION

I, Oded Bashan, certify that:

1.	I have reviewed this annual report on Form 20-F/A of On Track Innovations Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 20, 2011

By:	/s/ Oded Bashan
Oded Bashan
Chief Executive Officer of the Company